Wachovia Securities
8739 Research Drive, URP4
Charlotte, NC 28288

WACHOVIA SECURITIES
Management Assertion

As of and for the year ended December 31, 2004, the Commercial Real Estate Servicing Division
of Wachovia Bank, National Association (the Bank) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of
Americas(MBA's) Uniform Single Attestation Program for Mortgage Bankers, except for minimum servicing standards V.4. and VI.1., which the MBA has interpreted as being inapplicable to the servicing of commercial and multifamily loans. As of and for this same period, the Bank had in effect a fidelity bond and errors and omissions policy in the amount of $200 million and $25 million, respectively.

/s/ Alan Kronovet
3/8/05
Alan Kronovet
Date
Managing Director
Wachovia Bank, National Association

/s/ Clyde Alexander
3-8-05
Clyde Alexander
Date
Director
Wachovia Bank, National Association

/s/ Tim Steward
3-8-05
Tim Steward
Date
Director
Wachovia Bank, National Association

/s/ Tim Ryan
3-8-05
Tim Ryan
Date
Director
Wachovia Bank, National Association